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                                                                     EXHIBIT 2.3

                              AMENDMENT NO. 2 TO
                           ASSET PURCHASE AGREEMENT

     This AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT (this "Amendment"), entered into as of October 28, 2000, by and between Tyco Healthcare Group LP, a Delaware limited partnership (the "Seller"), and Hudson Respiratory Care Inc., a California corporation (the "Purchaser").

     WHEREAS, the Seller and the Purchaser are parties to an Asset Purchase Agreement dated as of September 18, 2000, and amended as of September 27, 2000 (as amended, the "Purchase Agreement").

     WHEREAS, the Seller and the Purchaser desire to amend the Purchase Agreement in accordance with the terms and conditions hereof.

     NOW, THEREFORE, in consideration of these premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Amendment.   Exhibit A to the Purchase Agreement is hereby amended and
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restated in its entirety to read as set forth in Exhibit A attached to this
Amendment.

     2.  No Other Amendments.  Except as specifically provided in Section 1 of
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this Amendment, the terms and provisions of the Purchase Agreement shall be and remain unaltered and in full force and effect.

     3.  Governing Law.  This Amendment is made and shall be construed in
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accordance with the laws of The Commonwealth of Massachusetts, without giving effect to the conflict of laws principles thereof.

     4.  Counterparts.  This Agreement may be executed in any number of
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counterparts, each of which shall be deemed an original for all purposes, and all of which together shall constitute one agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

                                    TYCO HEALTHCARE GROUP LP

                                        /s/ Richard Meelia
                                    By: _________________________
                                       Its:  President

                                    HUDSON RESPIRATORY CARE INC.

                                        /s/ Richard W. Johansen
                                    By: _________________________
                                       Its:  President and Chief
                                             Executive Officer
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                     SCHEDULES AND SIMILAR ATTACHMENTS TO
            AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT (OMITTED)


Schedule      Description
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Exhibit A     Products of the Business


     Upon request, the Registrant will provide the Commission with a copy of any omitted schedule or similar attachment referenced above.